CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 41 to Registration Statement No. 2-69877 on Form N-1A of our reports each dated May 24, 2012, relating to the financial statements and financial highlights of BIF Tax-Exempt Fund (the “Fund”) and Master Tax-Exempt LLC, appearing in the Annual Report on Form N-CSR of the Fund for the year ended March 31, 2012. We consent to the incorporation by reference in this Registration Statement of the Fund of our report dated May 24, 2012, relating to the financial statements and financial highlights of BIF Arizona Municipal Money Fund, BIF California Municipal Money Fund, BIF Connecticut Municipal Money Fund, BIF Florida Municipal Money Fund, BIF Massachusetts Municipal Money Fund, BIF Michigan Municipal Money Fund, BIF New Jersey Municipal Money Fund, BIF New York Municipal Money Fund, BIF North Carolina Municipal Money Fund, BIF Ohio Municipal Money Fund and BIF Pennsylvania Municipal Money Fund, comprising BIF Multi-State Municipal Series Trust (the “Trust”) appearing in the Annual Report on Form N-CSR of the Trust for the year ended March 31, 2012. We also consent to the references to us under the headings “Financial Highlights” and “Fund & Service Providers” in the Prospectus and on the cover page and under the heading “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 25, 2012